UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) of Farmers National Banc Corp. (the “Company”), the shareholders of the Company approved the Company’s 2026 Equity Incentive Plan (the “Plan”). The Board of Directors of the Company previously adopted the Plan on February 24, 2026, subject to shareholder approval. Under the Plan, the Company may grant equity-based incentive awards to non-employee directors, officers, and other eligible participants. A total of 1,000,000 shares of the Company’s common stock are reserved for issuance under the Plan. The awards available for grant under the Plan include restricted stock, stock units and share awards. The Plan will be administered by the Compensation Committee of the Board of Directors.

The foregoing summary of the Plan is qualified in its entirety by reference to the detailed summary of the Plan set forth in the section “Proposal Four — Adoption and Approval of the Farmers National Banc Corp. 2026 Equity Incentive Plan” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2026 and to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On April 16, 2026, the Company held the 2026 Annual Meeting for the purposes of: (1) electing four Class I directors to each serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2029; (2) considering and voting upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (3) considering and voting upon a proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (4) considering and voting upon a proposal to approve the adoption of the Plan. As of the close of business on February 25, 2026, the record date for the 2026 Annual Meeting, 37,738,759 common shares were outstanding and entitled to vote. At the Annual Meeting, 29,654,001 or approximately 78.58%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 6,608,999 broker non-votes. The results of the voting at the 2026 Annual Meeting are as follows:

Proposal 1: The Company’s shareholders elected the following nominees for director to serve a three-year term ending at the 2029 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Gregory C. Bestic	20,337,411	2,707,591	6,608,999
Kevin J. Helmick	20,667,467	2,377,535	6,608,999
Neil J. Kaback	20,764,097	2,280,905	6,608,999
Terry A. Moore	19,410,468	3,634,533	6,608,999

Proposal 2: The Company’s shareholders approved an advisory resolution to approve the 2025 compensation paid to the Company’s named executive officers, with 85.28% of shares voted being cast in favor of the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,651,675	2,837,970	555,356	6,608,999

Proposal 3: The Company’s shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,426,210	119,658	106,458	0

Proposal 4: The Company’s shareholders approved the adoption of the Farmers National Banc Corp. 2026 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,530,286	3,005,759	508,956	6,608,999

Item 9.01

Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1	Farmers National Banc Corp. 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By: /s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: April 16, 2026